Exhibit 99.2



Information from AptarGroup, Inc.'s Proxy Statement dated March 22, 2007.

Mr. Peter Pfeiffer owns 12.5% of the equity and occupies a paid supervisory board position with a packaging filling company located in Switzerland. In 2006, Mr. Pfeiffer received approximately $9,250 in director fees related to this position. In 2006, this company purchased approximately $197,500 of products from an AptarGroup subsidiary. It is expected that AptarGroup's subsidiary will continue to sell product to this company in the normal course of business in 2007. Mr. Pfeiffer was not involved in the pricing, sales or purchasing decisions on these transactions.